Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2009 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Quicklogic Corporation’s Annual Report on Form 10-K for the year ended December 28, 2008.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 26, 2009